SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the approriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

Kranzco Realty Trust
---------------------
(Name of Registrant as Specified in Its Charter)

Robert Dennis
---------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which trasaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

--------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

KRANZCO REALTY TRUST
128 Fayette Street
Conshohocken, Pennsylvania 19428





                                    March 29, 1996




Dear Shareholder:

You are cordially invited to attend the 1996 annual meeting of shareholders which will be held on Wednesday, June 5, 1996, beginning at 9:30 a.m. at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428.

Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.



Sincerely,



By: /s/ Norman M. Kranzdorf
Norman M. Kranzdorf
President and Chief Executive Officer

KRANZCO REALTY TRUST



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 1996




The annual meeting of shareholders of Kranzco Realty Trust (the "Company") will be held at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428, on Wednesday, June 5, 1996 at 9:30 a.m. local time, for the following purposes:

1. To elect two trustees to serve until the 1999 annual meeting of shareholders and until their successors are elected and qualify.

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees has fixed March 22, 1996 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


By Order of the Board of Trustees


By: /s/ Hermina Kranzdorf
Hermina Kranzdorf
Secretary

March 29, 1996
Conshohocken, Pennsylvania

KRANZCO REALTY  TRUST
128 FAYETTE STREET
CONSHOHOCKEN, PENNSYLVANIA 19428


PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 1996



INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Kranzco Realty Trust, a Maryland real estate investment trust (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held on Wednesday, June 5, 1996 at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428, at 9:30 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about March 29, 1996.

At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

1. The election of two trustees to serve until the 1999 annual meeting of shareholders and until their successors are elected and qualify;

2. The ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1996; and

3.  Such other  business as may properly come before the Annual Meeting.

Only the holders of record of the Common Shares at the close of business on March 22, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 10,322,858 Common Shares were outstanding.

A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

In order to be elected as a trustee, a nominee must receive a plurality of all the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants (Proposal 2). For purposes of calculating votes cast with respect to each Proposal, abstentions and broker non-votes will not be counted as cast and will have no effect on the result of the vote on either Proposal.

The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which will come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. If a shareholder is a participant in the Company's Dividend Reinvestment Plan, the accompanying Proxy Card should include the number of Common Shares registered in the participant's name under the plan.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


PROPOSAL 1

ELECTION OF TRUSTEES

The Company's Board of Trustees (the "Board") currently consists of seven members who hold office until their terms of office expire and, in each case, until their respective successors are duly elected and qualify. The trustees are divided into three classes, consisting of two members (the "Class I Trustees") whose terms will expire at the 1997 annual meeting of shareholders, three members (the "Class II Trustees") whose terms will expire at the 1998 annual meeting of shareholders, and two members (the "Class III Trustees") whose terms will expire at this Annual Meeting. As described in the proxy statement relating to the Company's 1995 Annual Meeting of shareholders, Mr. Marvin Williams, previously a Class II Trustee, did not stand as a nominee for re-election to the Board at such meeting. Mr. Williams retired as a trustee and an executive officer of the Company effective June 6, 1995.

EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to serve as a trustee if elected.

The information below relating to the nominees for election as trustees and for each of the other trustees whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

NOMINEES FOR ELECTION AS CLASS III TRUSTEES

Norman M. Kranzdorf, 65, a co-founder of the Company, has been a trustee of the Company since its organization in June 1992. Mr. Kranzdorf was the President of Kranzco Realty, Inc., a general commercial real estate management and brokerage company ("Kranzco Realty"), from 1979, when he founded it, to 1992. He served as President of Amterre Development Inc ("Amterre") from 1972 to 1981. Amterre, the successor to Food Fair Properties, Inc., owned and operated over 50 shopping centers, as well as other single-tenant retail properties, on the Eastern seaboard. Mr. Kranzdorf was also an officer and director of Kranzco Management, Inc., a general commerical real estate management and brokerage company and wholly-owned subsidiary of Kranzco Realty, from 1980, when it was founded, to 1992. He is a former trustee of the International Council of Shopping Centers and a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Kranzdorf is a member of the Board's Executive Committee and Executive Compensation Committee. Mr. Kranzdorf is a nominee for a three-year term expiring in 1999.

Irvin B. Maizlish, 66, has been a trustee of the Company since November 1992. Mr. Maizlish, a real estate investor, was the Chairman of the Board of Leo Eisenberg & Co., Inc., a large strip shopping center developer, from 1988 through January 1992. Mr. Maizlish served as President of the International Council of Shopping Centers from 1990 to 1991. Mr. Maizlish was also the Chairman of the Board of Redevelopment of Union Station in Kansas City (1990-1991) and the Chairman of the Board of the Mark Twain Kansas City Bank (1985-1992). Mr. Maizlish is a member of the Board's Executive Committee, Audit Committee and Executive Compensation Committee. Mr Maizlish is a nominee for a three-year term expiring in 1999.


OTHER TRUSTEES WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Information concerning the other trustees whose terms do not expire at the Annual Meeting is set forth below.

Edmund Barrett, 62, has been a trustee of the Company since June 1995, the Chief Operating Officer of the Company since December 1994, and the Director of Leasing and Executive Vice President of the Company since 1992. Previously, he was the Assistant Director of Development of Kranzco Realty from 1987 to 1988 and a Vice President of Kranzco Realty from 1988 to 1992. Mr. Barrett is a Class II Trustee.

Robert H. Dennis, 49, has been a trustee of the Company since 1994 and Vice President, Chief Financial Officer and Treasurer of the Company since its organization in June 1992. Prior thereto he was the Chief Financial Officer and Assistant Secretary of Kranzco Realty from 1981 to 1992. Mr. Dennis' other positions have included Staff Accountant and Data Processing Manager for Amterre from 1971 to 1981. Mr Dennis is a Class II Trustee.

Dr. Peter D. Linneman, 45, has been a trustee of the Company since November 1992. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Dr. Linneman is a trustee of Universal Health
Realty Trust, Chairman and trustee of Rockefeller Center Properties Trust and trustee of Gables Residential Properties Trust. Dr. Linneman is a Class I Trustee and a member of the Board's Audit Committee and Incentive Plan Committee.

James B. Selonick, 70, has been a trustee of the Company since
November 1992. Mr. Selonick has been a real estate consultant since 1987. Prior thereto and since 1970, Mr. Selonick served first as Vice President for Property Development and later as Senior Vice President of Federated Department Stores, Inc. Mr. Selonick also served as a trustee of the International Council of Shopping Centers (1972 - 1978 and 1980 - 1986; member of Executive Committee 1981 - 1985) and the Urban Land Institute (1983 - 1989). Mr. Selonick is a member of the Board's Audit Committee, Incentive Plan Committee and Executive Compensation Committee.

E. Donald Shapiro, 64, has been a trustee of the Company since June 1994. Mr. Shapiro has been The Joseph Solomon Distinguished Professor of Law at New York Law School since 1983, a Supernumerary Fellow of St. Cross College at Oxford University since 1985, a Voting Member of the Congregation of Oxford University since 1990 and a Visiting Distinguished Professor at Bar-Ilan University, Tel-Aviv, Israel, 1986. Mr. Shapiro also serves as a director of each of the following entities: Loral Corporation (since 1973); Bank Leumi (since 1980); Future Medical Products, Inc. (since 1992); Mela Rx (since 1992); and Interferon Sciences, Inc. (since 1992). Mr. Shapiro is a Class I Trustee and a member of the Board's Audit Committee, Executive Committee and Executive Compensation Committee.

BOARD OF  TRUSTEES' MEETINGS

During the Company's fiscal year ended December 31, 1995, the Board held four regular meetings and no special meetings.

BOARD COMMITTEES

The Board has an Audit Committee, an Executive Committee, an Executive Compensation Committee, a committee which administers the Company's 1992 Employee Share Option Plan (the "Employee Plan") and the 1992 Trustee Share Option Plan (the "Trustee Plan" and together with the Employee Plan, the "Option Plans"), and a committee which administers the Company's 1995 Incentive Plan (the "Incentive Plan Committee") adopted at the 1995 annual meeting of shareholders (the "Incentive Plan"). The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of that committee.

The Audit Committee is composed of Messrs. Linneman, Maizlish, Shapiro and Selonick. The function of the Audit Committee is to review the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met once during the fiscal year ended December 31, 1995.

The Executive Committee is composed of Messrs. Kranzdorf, Maizlish and Shapiro.
 The function of the Executive Committee is to approve the acquisition, financing and disposition of investments for the Company and to execute certain contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except for those which require action by all trustees or the independent trustees under the Declaration of Trust or the Bylaws of the Company or under applicable law. The Executive Committee met once during the fiscal year ended December 31, 1995.

The Executive Compensation Committee is composed of Messrs. Kranzdorf, Maizlish, Selonick and Shapiro. The function of the Executive Compensation Committee is to review and make recommendations regarding compensation for the Company's executive officers. No member of the Executive Compensation Committee, other than Mr. Kranzdorf, is an employee of the Company. The Executive Compensation Committee met once during the fiscal year ended December 31, 1995.

The Option Plans Committee is composed of Messrs. Kranzdorf and Barrett. The function of the Option Plans Committee is to administer the Option Plans. The purpose of the Option Plans is to attract, retain and motivate key employees of the Company by granting such employees incentive qualified and non-qualified options to purchase Common Shares. The Option Plans Committee did not meet during the fiscal year ended December 31, 1995.

The Incentive Plan Committee is composed of Messrs. Linneman and Selonick. The function of the Incentive Plan Committee is to determine awards granted pursuant to the Incentive Plan to employees and trustees which align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for performance. The Incentive Plan Committee met once during the fiscal year ended December 31, 1995.

TRUSTEES' COMPENSATION

Each non-employee trustee of the Company receives an annual fee of $12,000 and a fee of $1,000 for each quarterly meeting attended. At the December 1995 meeting, the trustees agreed to receive these fees in the form of Common Shares beginning in 1996. The shares will be awarded quarterly on the last business day of the fiscal quarter and will be valued based on the closing price of the Common Shares on the New York Stock Exchange on the last business day of such quarter. Each trustee is entitled to cash payments of $500 for each separate committee meeting attended, $1,000 for each trip to visit properties which are the subject of possible acquisition by the Company, and is entitled, pursuant to the provisions of the Trustee Plan, to grants of options to purchase Common Shares. Upon his election to the Board in June 1995, options to purchase 3,000 Common Shares were granted to Mr. Edmund Barrett pursuant to the Incentive Plan. Employees of the Company who are also trustees are not paid any trustees' fees. In addition, the Company reimburses the trustees for travel expenses incurred in connection with their activities on behalf of the Company.

Under the terms of the Incentive Plan each non-employee trustee of the Company shall be granted options each year to purchase 1,500 Common Shares at a price equal to the then fair market value of Common Shares on the date of grant. Additionally, each non-employee trustee shall be granted options each year to purchase an additional 1,500 Common Shares at a price equal to the then fair market value of Common Shares on the date of grant, provided that the Company's funds from operations per Common Share have increased at least 4% over the prior year's funds from operations per common share. In accordance with the terms of the Incentive Plan, on March 7, 1996 awarded 3,000 options to purchase Common Shares to each of the Company's non-employee trustees at an exercise price of $15.25 per Common Share. Of such options granted to the non-employee trustees, 1,500 were awarded due to the 7% increase in the Company's funds from operations per Common Share in 1995 as compared to the Company's funds from operations per Common Share in 1994.


THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. KRANZDORF AND MAIZLISH TO SERVE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board and the Audit Committee have appointed the firm of Arthur Andersen LLP, which firm was engaged as independent public accountants for the fiscal year ended December 31, 1995, to audit the financial statements of the Company for the fiscal year ended December 31, 1996. A proposal to ratify this appointment is being presented to the shareholders at the Annual Meeting. A representative of Arthur Andersen LLP is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.


THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.


EXECUTIVE OFFICERS

The following is provided with respect to the executive officers of the Company. Other than Norman M. Kranzdorf and Hermina G. Kranzdorf, who are husband and wife, none of the executive officers of the Company are related to each other. Executive officers are chosen by and serve at the discretion of the Board.

In addition to the executive officers set forth below, Mr. Henry Frye, CSM, served as the Vice President, Director of Operations and Assistant Secretary of the Company from 1992 through his resignation as an executive officer of the Company effective November 10, 1995. Furthermore, as set forth under "Proposal 1 - Election of Trustees," Mr. Marvin Williams retired as Chairman of the Board of the Company effective June 6, 1995.

Norman M. Kranzdorf, 65, President and Chief Executive Officer. Biographical information regarding Mr. Kranzdorf is set forth under "Proposal 1 - Election of Trustees."

Robert H. Dennis, 49, Vice President, Chief Financial Officer and Treasurer. Biographical information regarding Mr. Dennis is set forth under "Proposal 1 - Election of Trustees."

Edmund Barrett, 62, Chief Operating Officer, Director of Leasing and Executive Vice President. Biographical information regarding Mr. Barrett is set forth under "Proposal 1 - Election of Trustees."

Hermina G. Kranzdorf, 60, has been the Director of Communications and the Secretary of the Company since 1992. From 1986 to 1992, she was the Director of Communications and Secretary of Kranzco Realty. Ms. Kranzdorf is a member of the International Council of Shopping Centers and presently serves as a member of the Council's Community Service Committee.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by Norman M. Kranzdorf, the Company's Chief Executive Officer and President, Robert H. Dennis, the Company's Vice-President, Chief Financial Officer and Treasurer, and Edmund Barrett, the Company's Chief Operating Officer and Executive Vice President (collectively, the "Named Executives"), during the fiscal years ended December 31, 1995, 1994 and 1993. Other than the Named Executives, no executive officer of the Company earned a total salary and bonus exceeding $100,000 during the fiscal year ended December 31, 1995.


SUMMARY COMPENSATION TABLE
                                                                        Long-Term      All Other
                              Annual Compensation                      Compensation    Compensation
---------------------------------------------------------------------- ------------    ------------
                                                          Other Annual  Underlying
Name & Principal Position    Year    Salary       Bonus   Compensation   Options
Norman M. Kranzdorf         1995    $200,000      $13,842  <F2><F3>       - -         $6,568
  President and Chief       1994    $200,000      $ 3,846  <F2><F3>      3,000        $6,549
  Executive Officer         1993    $175,000      $ 3,365  <F2><F3>       - -         $7,384

Robert H. Dennis            1995    $100,000      $ 6,921  <F2><F3>       - -         $5,456
  Vice President, Chief     1994    $100,000      $ 1,923  <F2><F3>      3,000        $5,291
  Financial Officer and     1993    $ 89,231      $ 1,923  <F2><F3>       - -         $4,202
  Treasurer

Edmund Barrett              1995    $ 87,109<F1>  $  6,921 <F2><F3>      3,000        $3,665
 Executive Vice President
 and Chief Operating Officer

<F1>
Effective June 1995 Mr. Barrett's salary was raised to $100,000 per year.
<F2>
Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary paid or accrued by the Company for services rendered by him during the fiscal years ended December 31, 1995, 1994 and 1993.
<F3>
The following table sets forth certain information concerning additional compensation in the form of restricted common shares issued under the Incentive Plan during the fiscal year ended December 31, 1995 to the Named Executives. The shares issued vest one-third per year, commencing on the date of grant, and entitle the holder to any current dividends:

Restricted Common Shares Issued in Last Fiscal Year
                                   Percent of Total Restricted
                        Number of    Shares to Employees          Price at        Value at
Name                  Shares Issued   In Fiscal Year           Date of Issue   Date of Grant
-------------------   -------------  -----------------------   -------------   -------------
Norman M. Kranzdorf   2,238           30%                      $17.875         $40,004
Robert H. Dennis      1,119           15%                      $17.875         $20,002
Edmund Barrett          839           11%                      $17.875         $14,997

The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 1995 to the Named Executives. The Company did not grant any share appreciation rights during 1995.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                              Individual Grants
                      Number of       Percent of Total
                      Securities      Options/SARs
                      Underlying      Granted to
                      Options/SARs    Employees in    Exercise of    Expiration  Grant Date
Name                  Granted <F1>    Fiscal Year     Base Price     Date        Present Value <F2>
-----------           -----------     ------------    -----------    ----------  -----------------
Norman M. Kranzdorf   --              --              --             --         --

Robert H. Dennis      --              --              --             --         --

Edmund Barrett        3,000           100%            $18.375        06-06-05   $5,940.00

<F1>
Options granted to Mr. Barrett in the fiscal year ended December 31, 1995 vest and become exercisable on the date of grant.
<F2>
Based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that the Named Executive receives will depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions such as interest rates, stock price volatility and future dividends yields.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
END AND FISCAL YEAR END OPTION VALUES


During the fiscal year ended December 31, 1995, none of the Named Executives exercised any options granted to any of them. The following table sets forth certain information with respect to the unexercised options held as of the end of such fiscal year by the Named Executives.

                       Number of Securities                Value of Unexercised
                     Underlying Unexercised Options        In-the-Money Options
Name                   Held at December 31, 1995          at December 31, 1995<F1>
---------------      ------------------------------       ------------------------
                      Exercisable / Unexercisable     Exercisable / Unexercisable
                      -----------   -------------     -----------   -------------
Norman M. Kranzdorf      355,800      0                 $0            $0

Robert H. Dennis          57,000      0                 $0            $0

Edmund Barrett            21,000      0                 $0            $0

<F1>
The fair market value on December 31, 1995 of the Common Shares underlying the options was $14.75 per Common Share. None of the options to purchase Common Shares were in-the-money at December 31, 1995.

TRUSTEE PLAN AND EMPLOYEE PLAN

Prior to the Company's initial public offering in November 1992, the Option Plans were adopted by the Board and all of the then current shareholders. The Option Plans are administered by the Option Plans Committee established for such purpose. The current members of such committee are Messrs. Kranzdorf and Barrett (the "Administrators"). The Option Plans provide for the grant of options to purchase Common Shares to eligible participants. The persons entitled to participate in the Trustee Plan are those trustees of the Company or trustees or directors of any of the Company's subsidiaries or affiliates as the Administrators of the Option Plans shall select from time to time.
Eligible participants of the Employee Plan consist of those key employees (other than trustees or directors) of the Company, or any of its subsidiaries or affiliates, as the Administrators shall select from time to time. Options are granted by the Administrators based upon such factors as the Administrators may deem proper and relevant. The Option Plans were designed to attract, retain and motivate key employees by granting them options to purchase Common Shares. The Option Plans provide for the grant of a maximum of 700,000 Common Shares under the Trustee Plan and 300,000 Common Shares under the Employee Plan, and permit the granting of share options to employees which are either Incentive Options or Non-Qualified Options.

Subject to the terms of Option Plans, the Administrators determine the recipients of options and the number of options to be granted under the Option Plans. As of December 31, 1995 options to purchase 381,800 and 133,200 Common Shares were outstanding under the Trustee Plan and Employee Plan, respectively, all of which were exercisable as of December 31, 1995.


1995 INCENTIVE PLAN

The Incentive Plan was approved by the shareholders of the Company at the Company's 1995 annual meeting of shareholders held in June 1995. The Incentive Plan is administered by the Incentive Plan Committee which consists of Messrs. Linneman and Selonick. In general, it is intended that members of the Incentive Plan Committee will not be employees of the Company.

The purpose of the Incentive Plan is to align the interests of the Company's trustees, executive officers, key employees, advisors and consultants with those of the shareholders and to enable the Company to attract, compensate and retain trustees, executive officers, key employees, advisors and consultants and provide them with appropriate incentives and rewards for their performance.
 Awards to trustees, executive officers, key employees and other individuals under the Incentive Plan may take the form of options to purchase Common Shares, including corresponding share appreciation rights and reload options, and in the case of employees, restricted share awards and share purchase awards.

All employees, trustees, and certain other key individuals are currently eligible to participate in the Incentive Plan subject to certain restrictions that apply to members of the Incentive Plan Committee. Awards under the Incentive Plan may be granted in combination with other awards, including options granted under the Option Plans. The maximum number of Common Shares that may be the subject of awards under the Incentive Plan is 1,000,000 Common Shares. The Incentive Plan provides that in any given year, the maximum number of Common Shares with respect to which Options or share appreciation rights may be granted to any employee is 100,000 Common Shares. As of December 31, 1995, options to purchase 285,000 Common Shares were outstanding under the Incentive Plan, all of which were granted to Mr. Marvin Williams. Such options had been previously granted to Mr. Williams under the Trustee Plan and, upon Mr. Williams' retirement from the Company, such options were reissued to Mr. Williams under the Incentive Plan.

BOARD AND EXECUTIVE COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Executive compensation is paid by the Company in the form of cash or through grants of awards under the Options Plans or the Incentive Plan. All final decisions regarding the cash component of executive compensation are made by the Board which, in making such determinations, takes into consideration the recommendations of the Executive Compensation Committee. All final decisions regarding grants of awards under the Options Plans and Incentive Plan are made by the plans' respective administrators (the "Plan Administrators") who, in making such compensation decisions, take into consideration recommendations made by the Board and/or its Executive Compensation Committee. In making its recommendations to the Board or the Plan Administrators, as the case may be, the Executive Compensation Committee reviews compensation plans, programs and policies and monitors the performance and compensation of executive officers.

The key elements of the Company's executive compensation package are base salary, annual bonus and long-term incentives. The policies with respect to each of these elements, as well as the compensation paid to the executive officers of the Company during the fiscal year ended December 31, 1995, are discussed below.

Base Salaries

Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions at other real estate investment trusts ("REITs") in the comparison peer group. The base salaries currently are intended to be fixed at the average level of the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other REITs in the comparison peer group.

Increases in the base salaries of certain of the Company's executive officers were recommended by the Executive Compensation Committee and approved by the Board, effective as of January 1, 1995. Annual salary adjustments are determined based on an evaluation of executive officers' responsibilities and performance, as well as a review of the amount of base salaries paid to executive officers with comparable qualifications, experience and responsibilities by other REITs that would compete in the Company's shopping center business and the performance of the Company.

Annual Bonus

In 1994, the Executive Compensation Committee proposed, and the Board approved, an incentive compensation plan effective for the 1994 fiscal year, setting forth guidelines pursuant to which each executive officer would be entitled, at the sole discretion of the Board, to receive incentive compensation consisting of an annual bonus equal to a percentage of each executive officer's base salary for the applicable year so long as the Company achieved certain increases in funds from operations per Common Share for the prior calendar year. The table below sets forth the percentage increases in funds from operations per Common Share necessary to trigger the incentive payments. The incentive payments may be less than the applicable percentage but may not exceed it.

        Percentage Increases                   Maximum
      In Funds From Operations              Percentage of Incentive
    Per Common Share From Prior Year        Compensation Payable
    --------------------------------        -----------------------
            5% or more                      100.00%
            4 to 4.99%                       33.33%
            3 to 3.99%                       16.66%
            Below 2.99%                       0.00%

The Executive Compensation Committee, in recommending the amount of annual bonuses, if any, to be paid to executive officers pursuant to the incentive compensation plan or otherwise with respect to a fiscal year, reviews the performance of the Company and, if appropriate, the Common Shares during such fiscal year, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Company, as well as such other matters as the Executive Compensation Committee may deem appropriate.

With respect to the fiscal year 1995, the Company paid to each of its executive officers a bonus of approximately 2% of such officer's base salary plus an additional bonus equal to 25% of such officer's base salary, payable one-fifth in cash and the balance in the form of restricted Common Shares which vest over a three-year period. The restricted Common Shares were granted under the Incentive Plan. Although such bonuses were not paid to the executive officers pursuant to the Company's incentive compensation plan adopted in 1994, the Executive Compensation Committee, in recommending such bonuses, applied the criteria set forth in the preceding paragraph.

Long-Term Incentives

Long-term incentives are designed to align the interests of the Company's employees, trustees and other key individuals with those of the Company's shareholders. In (i) awarding options and share appreciation rights under the Incentive Plan to its employees, trustees and other key individuals, (ii) making grants of restricted Common Shares, and (iii) making loans to employees for the purchase of Common Shares in connection with a share purchase award, consideration is given to the amount of options previously granted to them and whether any long-term incentives have previously been awarded.

Share options and related share appreciation rights are generally granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest and become exercisable over a period of years based upon continued employment. This creates shareholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

Grants of restricted Common Shares to employees also form a part of the Company's long-term incentive package. Typically some portion of such grants vest annually over a period of several years, so long as the executive officer remains employed by the Company. In making grants of restricted Common Shares, the Incentive Plan Committee considers and gives approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

Another component of the Company's long-term incentive package may include making loans to employees for the purchase of Common Shares in connection with a share purchase award under the Incentive Plan. These loans typically will be secured by the Common Shares purchased and otherwise will be non-recourse. The loans may be interest-free and may be forgiven in part over time provided that the executive officer has not resigned as an employee of the Company and may be forgiven in full in the event employment terminates by reason of death, disability, termination with "cause" or a "change of control." In making such loans, the Incentive Plan Committee will consider the same factors it considers in making grants of restricted Common Shares.

The Executive Compensation Committee believes that share options, share appreciation rights, grants of restricted shares and loans to purchase shares promote loyalty to the Company and encourage recipients to coordinate their interests with those of the shareholders. The Executive Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer

Mr. Kranzdorf's compensation is determined after consideration of his long term qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to chief executive officers of other comparable REITs. The Company believes that Mr. Kranzdorf's base salary is less than the average base salary for chief executive officers of such other similar REITs based on the NAREIT survey and other sources.

In 1995, Mr. Kranzdorf received a base salary of $200,000 and an annual cash bonus of $13,842. Mr. Kranzdorf's bonus was based on a study of the salary and bonus paid to other chief executive officers by similar size and type real estate investment trusts. The results of various studies from leading compensation firms, NAREIT and the Company's auditors were considered by the Executive Compensation Committee. After such study, it was determined that Mr. Kranzdorf's base salary and bonus were less than industry benchmarks.

For the long-term incentive component of Mr. Kranzdorf's compensation, in 1995 the Incentive Plan Committee granted to Mr. Kranzdorf 2,238 restricted Common Shares under the Incentive Plan. Such shares vest over a three-year period commencing on the date of grant. See the table above captioned "Summary Compensation Table." Mr. Kranzdorf's long-term incentive compensation was based on the same factors and considerations as those of the Company's other executive officers, namely the desire to properly compensate its executives and to promote loyalty to the Company. His long-term incentive compensation reflects the Executive Compensation Committee's desire to create incentives for him and focus him on maximizing shareholder value, and the practice of the Company's primary competitors for executive talent (particularly REITs) of making long-term incentive grants to chief executive officers.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

It is the responsibility of the Executive Compensation Committee to address the issues raised by the recent change in the tax laws which made certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1994. In this regard, the Executive Compensation Committee considers whether any actions with respect to this new limit should be taken by the Company. No executive officer of the Company received any such compensation in excess of this limit during 1995.
The Incentive Plan has been designed in a manner to allow certain grants of options and share appreciation rights to be treated as performance based and, therefore, not subject to the $1,000,000 limitation. The Executive Compensation Committee will continue to monitor the $1,000,000 limitation and will make necessary recommendations if it is warranted in the future.

Conclusion

The Executive Compensation Committee's goal is to enhance the profitability of the Company and, thus, shareholder value, by aligning closely the financial interests of the Company's key executives with those of its shareholders. Specifically, the Executive Compensation Committee has sought, and will continue to seek, to enhance the Company's ability to attract and retain qualified executive officers, to motivate such executives and to achieve the goals inherent in the Company's business strategy and to emphasize share ownership by such executives and, thereby, tie long-term compensation to increases in shareholder value.

To permit ongoing evaluation of the link between the Company's performance and its executive compensation, the Executive Compensation Committee intends to conduct a full review of the Company's executive compensation program each year, including fiscal year 1996. This review will include a review of such executive's responsibilities and efforts and a comparison of the Company's executive compensation, Company performance, share appreciation and total return to shareholders primarily to other retail shopping center-oriented REITs that represent the Company's most direct competitors for executive talents.
The Executive Compensation Committee will also continually review the selection of peer companies used for compensation analysis. Since the peer group index in the Performance Graph included in this Proxy Statement includes all equity REITs and not just those which are retail shopping center oriented, the peer group used for compensation analysis will consist only of certain of the REITs included in the peer group index in the Performance Graph.

In addition, while the elements of compensation described above will be considered separately, the Executive Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits. In this regard, it should be noted that the Company has implemented a 401(k) retirement plan covering substantially all officers and employees of the Company. The 401(k) plan permits participants to defer up to a maximum of 10% of their compensation, which deferrals may, in the Company's sole discretion, be matched by the Company in an amount equal to 50% of the first 5% of the employee's salary. Under the terms of the 401(k) plan, the Company may also, in its sole discretion, make additional profit sharing contributions to such plan. For the year 1995, the Company made total contributions of $60,000 to the 401(k) plan.

Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and corporate performance.

The foregoing report has been furnished by the Board and the Executive Compensation Committee.

March 29, 1996

        Edmund Barrett
        Robert H. Dennis
        Norman M. Kranzdorf
        Dr. Peter D. Linneman
        Irvin B. Maizlish
        James B. Selonick
        E. Donald Shapiro

SHARE PRICE PERFORMANCE GRAPH

The following table compares the cumulative total shareholder return on the Common Shares for the period commencing November 19, 1992 through December 31, 1995 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500 and the NAREIT Index on November 1, 1992, and in the Common Shares on November 19, 1992, and assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

Share Price Performance Graph

The performance graph has been intentionally omitted from the Edgar filing pursuant to Rule 304 of Regulation S-T. The information contained in the performance graph is set forth in this table in tabular form. Pursuant to Rule 304 of Regulation S-T, a paper copy of the performance graph is being filed with the Securities and Exchange Commission.

                                          Total Return

Date              NAREIT Equity Index       S & P 500        Common Shares
--------------------------------------------------------------------------
11/01/92         $100.00                    $100.00
11/19/92                                                     $100.00
12/31/92          103.96                     102.86           107.98
12/31/93          121.81                     111.42           113.37
12/31/94          125.67                     112.89           109.02
12/31/95          144.86                     155.14            94.49

<F1>
Since the Company did not commence operation until November 19, 1992, which is the date the Company's initial public offering was completed, no data prior thereto is available.
<F2>
The NAREIT Equity REIT Total Return Index (consisting of 178 companies with a total market capitalization of $49.9 billion) is maintained by the National Association of Real Estate Investment Trusts, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases from Norman and Hermina Kranzdorf a three-story building containing approximately 20,000 square feet located at 128 Fayette Street, Conshohocken, Pennsylvania, which serves as the Company's headquarters. The lease for the Company's headquarters expires on January 15, 1999 and provides that the Company will pay a rental of $153,720 per annum. The lease also provides that the Company will pay for all real estate taxes, utilities, repairs and other costs and expenses in connection with the use and occupancy of the building. The Company subleases a portion of the building to Scotmar Property Associates, Inc., a real estate brokerage company,which occupies 2,700 square feet at a per annum rental equal to 40% of the net commissions received by such entity for leases obtained for the Company, with a minimum rental equal
 $28,600 for the period July 1, 1995 to June 30, 1996 and $33,000 for the period July 1, 1996 to June 30, 1997, under the terms of a lease which originally expired June 30, 1995 but was renewed by the Company in June 1995 for an additional two years.


EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

On April 20, 1993, the Board established an Executive Compensation Committee, the function of which is to determine compensation for the executive officers of the Company. The Executive Compensation Committee consists of Messrs. Kranzdorf, Maizlish, Selonick and Shapiro. Other than Mr. Kranzdorf, who is the President and Chief Executive Officer of the Company, none of the members of the Executive Compensation Committee are employees of the Company.

Prior to the Company's initial public offering in November 1992, the Option Plans were adopted by the Board and all of the then current shareholders of the Company. In connection with the creation of the Option Plans, the Board established the Option Plans Committee to administer the Option Plans. The Option Plans Committee, which determines those key employees entitled to grants of options under the Option Plans, is composed of Messrs. Kranzdorf and Barrett, each of whom is an employee of the Company.

On June 6, 1995, the shareholders approved the Incentive Plan. The Board then established the Incentive Plan Committee to administer the plan. The Incentive Plan Committee, the function of which is to determine the trustees, executive officers, key employees and other individuals who will be eligible for awards under the plan, consists of Messrs. Linneman and Selonick, neither of whom are employees of the Company.

To the Company's knowledge, there were no other interrelationships involving the trustees of the Company and compensation decisions requiring disclosure in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Shares, including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of rule 13d-3(d)(1) under the Securities Exchange Act, as amended, by each person known by the Company to own beneficially more than 5% of the Common Shares, each trustee and Named Executive, and all trustees and executive officers as a group as of March 1, 1996. As permitted by applicable Securities and Exchange Commission rules, no separate information with respect to the Common Shares beneficially owned by each of the other executive officers of the Company is given because no such officer earned $100,000 or more in compensation in the fiscal year ended December 31,1995.

                                  Amount           Percent
Name and Address                Beneficially        of
of Beneficial Owner<F1>           Owned            Class<F2>
----------------------          ------------       ---------
Norman M. Kranzdorf              581,259<F3>       5.3%

Edmund Barrett                    26,784<F4>        <F11>

Robert H. Dennis                  71,912<F5>        <F11>

Dr. Peter D. Linneman              6,400<F6>        <F11>
University of Pennsylvania
Wharton School of Business
Philadelphia, PA 19104

Irvin B. Maizlish                  7,024<F7>        <F11>
4601 Gulfshore Blvd. North
Naples, FL 33940

James B. Selonick                  6,000<F8>        <F11>
11 Corbin Drive
Cincinnati, OH 45208

E. Donald Shapiro                 16,000<F9>        <F11>
1 Princeton Terrace
Short Hills, NJ 07078

First Union Corporation          842,600<F10>      8.16%
One First Union Center
Charlotte, NC 28288

All trustees and executive
  officers as a group
  (8 persons)                    715,375           6.5%

<F1>
Unless otherwise indicated, the address for each individual is 128 Fayette Street, Conshohocken, PA 19428.
<F2>
Calculated based on 10,322,858 Common Shares outstanding and assuming, with respect to each of the individuals listed above, the exercise of all currently exercisable options to purchase Common Shares held by such individual.
<F3>
Includes (a) 13,622 shares owned directly by Mr. Kranzdorf's wife, (b)
36,000 shares owned by her as trustee for the benefit of Michael Kranzdorf and Betty Kranzdorf, (c) options to purchase 355,800 shares granted to him under the Trustee Plan, and (d) options to purchase 18,000 shares granted to Mrs. Kranzdorf under the Employee Plan. All options were granted under either the Employee Plan or the Trustee Plan and were exercisable immediately.
<F4>
Includes (a) options to purchase 18,000 Common Shares granted to him under the Employee Plan, (b) options to purchase 3,000 Common Shares granted to him under the Trustee Plan, and (c) 3,642 Common Shares owned directly by Mr. Barrett's spouse.
<F5>
Includes (a) options to purchase 54,000 Common Shares granted to him under the Employee Plan, (b) options to purchase 3,000 Common Shares granted to him under the Trustee Plan, (c) 122 Common Shares owned directly by Mr. Dennis's spouse, and (d) options to purchase 600 Common Shares granted to her under the Employee Plan.
<F6>
Includes options to purchase 6,000 Common Shares granted to him under the Trustee Plan and 400 Common Shares owned solely by his spouse.
<F7>
Includes options to purchase 6,000 Common Shares granted to him under the Trustee Plan and 1,024 Common Shares owned solely by his spouse.
<F8>
Includes options to purchase 5,000 Common Shares granted to him under the Trustee Plan.
<F9>
Includes options to purchase 3,000 Common Shares granted to him under the Trustee Plan and 10,000 shares owned directly by Mr. Shapiro's spouse.
<F10>
Reflects information obtained by the Company from a Schedule 13G
Statement dated February 12, 1996, filed by First Union Corporation with the Securities and Exchange Commission pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended. First Union Corporation is a parent holding company of Evergreen Asset Management Group and Lieber and Company.
<F11>
Less than 0.1 percent.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Trustees, executive officers and greater than 10% beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements with respect to transactions during 1995 for all of its trustees, executive officers, and greater than 10% beneficial owners were complied with.

SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than November 29, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

In addition, the Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such a meeting, notice must be given to the secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


FINANCIAL AND OTHER INFORMATION

The Company's Annual Report for the fiscal year ended December 31, 1995, including financial statements, was previously sent to shareholders. The Annual Report is not a part of the proxy solicitation materials.


EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with shareholders or their personal representatives.

OTHER MATTERS

The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

KRANZCO REALTY TRUST

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY
MANAGEMENT

The undersigned shareholder of Kranzco Realty Trust, a Maryland real estate investment trust (the "Company'), hereby appoints Norman M. Kranzdorf and Robert H. Dennis, and each of them, as proxy for the undersigned, with full power of substitution to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 5, 1996 at 9:30 a.m. at the Philadelphia Marriott West, Matson Ford Road and Route 23, West Conshohocken, Pennsylvania 19428, and at any adjournment(s) or postponements(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be dated and signed on reverse side.)

1.  Election of Trustees

[ ] FOR all nominees listed below
[ ] WITHHOLD AUTHORITY to
    vote for all nominees listed below.
[ ] *EXCEPTIONS

Nominees: Norman M. Kranzdorf, Irvin B. Maizlish (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees name in the space provided below.)

*Exceptions------------------------------------------------------------


2.	The ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending
    December 31, 1996.


3.	To vote and otherwise represent the shares on any other matters which may properly come before the meeting or and adjournment(s) or postponement(s) thereof, in their discretion.


	[ ] FOR
	[ ] AGAINST
	[ ] ABSTAIN

---------------------------
    [ ] MARK HERE IF YOU
		PLAN TO ATTEND
		THE MEETING
    [ ] Change of Address or Comments Mark Here

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated:                     , 1996


----------------------------
Signature


----------------------------
Signature, if held jointly

Votes must be indicated (X) in blue or blank ink.
Sign, Date and Return the Proxy Card Promptly
Using the Enclosed Envelope